Exhibit 99.1

News Release

Edgewise Therapeutics Announces Positive Topline Results from the CANYON Phase 2 Trial of Sevasemten in Individuals with Becker Muscular Dystrophy (Becker)

– Trial met primary endpoint of reduction in circulating levels of creatine kinase (CK), a biomarker associated with skeletal muscle damage, in the largest Becker interventional trial to date –

– On the key secondary endpoint, sevasemten-treated patients showed stabilization of North Star Ambulatory Assessment (NSAA) with a trend towards improvement at 12 months compared to placebo –

– Sevasemten was well-tolerated and no new safety concerns were observed –

– Edgewise leadership to discuss CANYON findings on Monday, December 16 at 8:30 a.m. Eastern Time at a virtual investor event –

Boulder, Colo., (December 16, 2024) – Edgewise Therapeutics, Inc., (Nasdaq: EWTX), a leading muscle disease biopharmaceutical company, today announced positive topline results from the Phase 2 CANYON trial of sevasemten in individuals with Becker muscular dystrophy. Sevasemten is an orally administered first-in-class fast skeletal myosin inhibitor designed to protect muscle against contraction-induced damage in muscular dystrophies. The trial met its primary endpoint of change from baseline in CK. CANYON is the largest interventional trial to date in Becker and the first to achieve its primary endpoint.

NSAA, the key secondary endpoint of function, showed a trend towards improvement over time in the sevasemten-treated group. Plasma fast skeletal muscle troponin I (TNNI2), a target-specific biomarker of fast skeletal muscle damage, showed a significant reduction, compared to placebo. Additional functional measures, including the 10-meter walk/run, 4-stair climb and 100-meter timed test, showed trends towards improvement compared to placebo. Notably, the treatment population had more advanced disease than placebo.

Sevasemten was well-tolerated, and no new safety concerns were observed in either the adult or adolescent patient populations. Ninety-nine percent of eligible participants from CANYON and other sevasemten trials in Becker have enrolled in MESA, the ongoing open label extension trial.

“Becker muscular dystrophy is a devastating neuromuscular disease characterized by rapid progression once functional decline begins. This landmark study presents compelling biomarker data and promising signals that suggest the potential for functional stabilization with administration of sevasemten,” said Craig M. McDonald, M.D., Distinguished Professor and Chair at the UC Davis Health Department of Physical Medicine and Rehabilitation, and a Principal Investigator in CANYON and GRAND CANYON. “Becker has no approved therapies. I look forward to the results of the GRAND CANYON pivotal cohort with the hope of bringing the first treatment option to this patient population.”

“We are very encouraged by the CANYON results in Becker and the potential of this novel muscle-targeted therapeutic,” said Joanne Donovan, Ph.D., M.D., Chief Medical Officer, Edgewise. “This confirmed our previous observations in the ARCH study of significant decreases in biomarkers of muscle damage and similarly we are seeing evidence of preservation of function in Becker patients.”

The Company is on track to complete recruitment in the GRAND CANYON cohort by the first quarter of 2025. Based on these positive Phase 2 results, the Company plans to engage the U.S. Food and Drug Administration (FDA) and European Medicines Agency about marketing authorization filing strategies for sevasemten in Becker.

The Company intends to submit the complete results of the CANYON study for publication at a future medical congress.

Overview of CANYON and Clinical Results

CANYON, the largest interventional Becker trial, is a Phase 2, double-blind, randomized, placebo-controlled study to investigate the effect of sevasemten on the safety, pharmacokinetics, biomarkers, and functional measures of participants (NCT05291091). The trial was not powered for the functional endpoints. Forty adults and 29 adolescents with Becker muscular dystrophy were enrolled. This study had a 4-week screening period, a 12-month treatment period, followed by a 4-week follow-up period. The adult participants were randomized to sevasemten or placebo in a 3:1 ratio. The adolescent participants were randomized in a 2:1 ratio to sevasemten or placebo and were assessed for safety and tolerability. The data analysis included the complete adult safety population of 40 individuals. There was a notable imbalance between adult participants in the sevasemten and placebo groups with the sevasemten group having more advanced disease at baseline based on all functional measures and MRI.

Primary Endpoint: The primary endpoint to assess the efficacy of sevasemten compared to placebo was change from baseline in CK over the treatment period for adults. The results demonstrated a significant change from baseline in CK in the sevasemten-treated group (difference vs. placebo, 28% average decrease over months 6 through 12; p=0.02).

Key Secondary Endpoint: The key secondary endpoint was the change from baseline in NSAA total score in adults at month 12. NSAA is a scale commonly used to rate motor function. The between-group difference was 1.1 points, favoring sevasemten; p=0.16 across all adult participants. NSAA remained stable over time in the sevasemten treatment group, similar to the observations in the ARCH study. Further, while the placebo group was small in number (n=12), NSAA declined similarly to that observed in previous natural history studies.1,2,3

Other Secondary Endpoints: Plasma TNNI2 decreased 77% from baseline in the sevasemten-treated group compared to placebo, averaged over months 6 through 12 in adults; p<0.001.

The 10-meter walk/run, 4-stair climb and 100-meter timed test showed trends towards improvement, compared to placebo. The Company continues to evaluate additional secondary and exploratory endpoints.

Safety and Tolerability: Sevasemten was well-tolerated, and no new safety concerns were identified.

CANYON Implications to GRAND CANYON: The functional observations from the CANYON study support that the GRAND CANYON pivotal cohort’s primary endpoint is powered at >95% to demonstrate a statistically significant NSAA difference at 18 months.

MESA, open label extension trial in adults with Becker: The Company is advancing MESA, an open-label extension trial to assess the long-term effect of sevasemten in individuals with Becker. MESA provides continued access to sevasemten to participants who were previously enrolled in ARCH, or completed CANYON, GRAND CANYON, or DUNE. To date, 99% of eligible participants completing these trials have enrolled in MESA.

GRAND CANYON, a global pivotal cohort in Becker: GRAND CANYON, an expansion of the CANYON placebo-controlled trial, is a multi-center, randomized, double-blind, placebo-controlled cohort to evaluate the safety and efficacy of sevasemten in adults with Becker. The primary endpoint of GRAND CANYON is change from baseline in NSAA at 18 months. In addition, other functional assessments, biomarkers of muscle damage, MRI, patient-reported outcomes and safety will be assessed. GRAND CANYON is an 18-month cohort anticipated to recruit approximately 120 individuals with Becker. Data from GRAND CANYON, if positive, could support a marketing application. To learn more, go to clinicaltrials.gov (NCT05291091).

Sevasemten has achieved notable regulatory milestones by securing FDA Orphan Drug Designation for the treatment of Becker and Duchenne, Rare Pediatric Disease Designation (RPDD) for the treatment of Duchenne, and Fast Track designations for the treatment of Becker and Duchenne. Further, sevasemten secured the EMA Orphan Drug Designations for the treatment of Becker and Duchenne.

Upcoming CANYON Data Presentations:

Virtual Investor Event

Members of the Edgewise management team will hold a live webcast on Monday, December 16, at 8:30 a.m. ET to discuss the CANYON data, and will be joined by Dr. McDonald, who will share his perspective of sevasemten and Becker. An accompanying slide presentation will also be available. To register for the live webcast and replay, please visit the Edgewise events page.

Patient Community Webinar

Members of Edgewise management will hold a community webinar on Wednesday, December 18, 2024, at 1 p.m. ET to discuss these data and the GRAND CANYON pivotal study. To register for the community webinar, please click here.

About Becker Muscular Dystrophy

Becker is a rare, genetic, life-shortening, debilitating and degenerative neuromuscular disorder. The disease predominantly affects males and imposes significant physical, emotional, financial, and social impacts on the individual and their caregivers. Individuals with Becker experience contraction-induced muscle damage, which is the primary driver of muscle loss and impaired motor function in muscular dystrophies. Functional decline can begin at any age, and once that muscle loss occurs, the decline in function is irreversible and continues throughout the individual’s life. Some individuals living with Becker experience heart failure from cardiomyopathy, which may result in heart transplantation or early death. Currently, there is no cure for Becker; early and long-term multidisciplinary care is critical for optimized disease management. There is a great need for more Becker-specific scientific research, clinical programs, and treatment guidelines to improve management of this disease. To learn more about Becker, go to https://beckermusculardystrophy.com/

About Sevasemten (EDG-5506) for Becker and Duchenne Muscular Dystrophies

Sevasemten is an orally administered first-in-class fast skeletal myosin inhibitor designed to protect muscle against contraction-induced muscle damage in muscular dystrophies including Becker and Duchenne.

Sevasemten presents a novel mechanism of action designed to selectively limit the exaggerated muscle damage caused by the absence or loss of functional dystrophin. By minimizing the progressive muscle damage that leads to functional impairment, sevasemten has the potential to benefit a broad range of patients suffering from debilitating neuromuscular disorders. Its unique mechanism of action provides the potential to establish sevasemten as a foundational therapy in dystrophinopathies, either as a single agent therapy or in combination with available therapies and those in development.

Sevasemten is being studied in the Phase 2 CANYON study with a pivotal cohort GRAND CANYON in adults and adolescents with Becker muscular dystrophy. Sevasemten is also being studied in the ongoing Phase 2 trials, LYNX and FOX, in children and adolescents with Duchenne muscular dystrophy.

For more information on Edgewise’s clinical trials https://edgewisetx.com/clinical-trials.

About Edgewise Therapeutics

Edgewise Therapeutics is a leading muscle disease biopharmaceutical company developing novel therapeutics for muscular dystrophies and serious cardiac conditions. The Company’s deep expertise in muscle physiology is driving a new generation of novel therapeutics. Sevasemten is an orally administered first-in-class fast skeletal myosin inhibitor in late-stage clinical trials in Becker and Duchenne muscular dystrophies. EDG-7500 is a novel cardiac sarcomere modulator for the treatment of hypertrophic cardiomyopathy and other diseases of diastolic dysfunction, currently in Phase 2 clinical development. The entire team at Edgewise is dedicated to our mission: changing the lives of patients and families affected by serious muscle diseases. To learn more, go to: www.edgewisetx.com or follow us on LinkedIn , X, Facebook and Instagram.

References

[1] Bello L, et al. Functional changes in Becker muscular dystrophy: implications for clinical trials in dystrophinopathies. Sci Rep. 2016;6:32439. doi:10.1038/srep32439.

[2] van de Velde NM, et al. Selection approach to identify the optimal biomarker using quantitative muscle MRI and functional assessments in Becker muscular dystrophy. Neurology. 2021;97(5):e513-e522. doi: 10.1212/WNL.0000000000012233.

[3] De Wel B, et al. Lessons for future clinical trials in adults with Becker muscular dystrophy: disease progression detected by muscle magnetic resonance imaging, clinical and patient-reported outcome measures. Eur J Neurol. 2024:e16282. doi:10.1111/ene.16282. Online ahead of print.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the potential of, and expectations regarding Edgewise’s expectations relating to its clinical trials and clinical development of sevasemten, including statements regarding the number of individuals to be recruited, timing of completion of recruitment and over-enrollment of the GRAND CANYON trial; statements regarding the potential of, and expectations regarding, Edgewise’s product candidates and programs, including sevasemten (EDG-5506) and EDG-7500; statements regarding Edgewise’s milestones; statements regarding whether data from the GRAND CANYON trial could support a marketing application; statements regarding the Company’s plans to engage the FDA and European Medicines Agency; statements about the submission of results of the CANYON trial for publication at a future medical congress; and statements by Edgewise’s chief medical officer and Craig M. McDonald, M.D. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon Edgewise’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company, including the potential for Edgewise’s product candidates to cause serious adverse events; Edgewise’s ability to develop, initiate or complete clinical trials for, obtain approvals for and commercialize any of its product candidates; Edgewise’s ability to take advantage of potential benefits associated with designations granted by FDA and/or to maintain qualifications for applicable designations over time; the timing, progress and results of clinical trials for sevasemten and EDG-7500; Edgewise’s ability to enroll and maintain patients in clinical trials; Edgewise’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; the timing, scope and likelihood of regulatory filings and approvals; the potential for any clinical trial results to differ from preclinical, interim, preliminary, topline or expected results, including that the primary endpoint of the GRAND CANYON trial (change from baseline in NSAA) will be met even though it was not met as a secondary endpoint in the CANYON trial; the potential that the outcome of preclinical testing and early clinical trials, including the results from the CANYON trial, may not be predictive of the success of later clinical trials, including that the trends from the CANYON trial will also be seen, and will be statistically significant, in the GRAND CANYON trial; Edgewise may gain further insights from its analysis of the CANYON trial results over time, including Edgewise’s ongoing evaluation of additional secondary and exploratory endpoints; Edgewise’s ability to develop a proprietary drug discovery platform to build a pipeline of product candidates; Edgewise’s manufacturing, commercialization and marketing capabilities and strategy; the size of the market opportunity for Edgewise’s product candidates; the loss of key scientific or management personnel; competition in the industry in which Edgewise operates; Edgewise’s reliance on third parties; Edgewise’s ability to obtain and maintain intellectual property protection for its product candidates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that Edgewise files from time to time with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Edgewise assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

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Edgewise Contacts
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Behrad Derakhshan, Ph.D., Chief Business Officer
ir@edgewisetx.com

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